SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 1, 2022

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33228	20-0065053
(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02(d) Appointment of New Director to Fill a Vacancy.

Appointment for a Vacancy on the Board of Directors

The Company has appointed Mr. Frank F. Starr II to the Board of Directors, effective August 1, 2022, to fill a vacancy on the Board as voted by the Board of Directors and recommended to the Board by the Nominating and Corporate Governance Committee.

Mr. Frank F. Starr II has over 30 years of experience in oil and gas operations, reservoir engineering, acquisitions and management. Currently, he is the Founder, President, and Chief Executive Officer of Crimson Energy Partners IV, LLC since 2014 and has been active in the South Texas Eagleford since 2016. The company has drilled 40 horizontal eagleford wells since 2016. The Company currently has a drilling program planned through the end of the year on the company’s 28,000 net acres. From 2009 through 2014, he was President and Chief Executive Officer of Crimson Energy Partners III, LLC, which developed a 30,000-acre leasehold position and drilled over 35 horizontal Eagleford and Woodbine wells in 2010 and in 2014, the assets were sold to Hawkwood Energy. From 2005 to 2008, he was President and Chief Executive Officer of Crimson Energy Partners II, LLC, which developed a 5,500-acreage position in South Texas drilling 45 vertical wells into the Olmos and San Miguel plays and in 2008, the assets were sold to Swift Energy. From 1998 to 2004, he was President and Chief Executive Officer of Crimson Energy Partners I, LLC, which developed a 65,000-acre leasehold position and drilled over 120 vertical wells into the Olmos, San Miguel plays, and in 2004, the assets were sold to JM Huber. Prior to founding the Crimson partnerships, he worked for Union Pacific Resources (Anadarko) for 17 years, covering Texas, California, the Mid-Continent and the Rockies.

In 2013, he was recognized by Texas Monthly Magazine with the Top Producer Award, Best CEO of a Mid-Size Company. Additionally, Crimson Energy III had articles written in 2012 and 2013 by Oil & Gas Investor on the Brazos County Eagleford and Woodbine operations. Mr. Starr attended the University of Oklahoma for a B.S. Degree in Petroleum Engineering. He serves on the board for several nonprofits in the DFW area, including Kids Matter Intl. (KMI) and Heart of a Champion (HOC).

There are no arrangements or understandings between Mr. Starr and any other person pursuant to which he was elected to the Board, and there are no relationships between Mr. Starr and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. For his services on the Board, Mr. Starr will be compensated as an independent director. Mr. Starr will serve on the Company’s Technical, Reserves and Environmental, Health & Safety Committee. Mr. Starr will be a Class III director up for election at the 2023 annual stockholders meeting.

Item 8.01 Other Events

Zion Oil and Gas, Inc., a Delaware corporation, which has an active petroleum exploration license onshore Israel, the New Megiddo License 428, comprising approximately 99,000 acres, announces that it has received an extension on its License for six months from August 2, 2022 to February 1, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Zion Oil and Gas, Inc.

Date: August 1, 2022	By:	/s/ Robert Dunn
Robert Dunn
Chief Executive Officer

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